Exhibit 99

MATRIX SERVICE COMPANY REPORTS SECOND QUARTER RESULTS; REVISES FISCAL 2016 GUIDANCE

TULSA, OK – February 3, 2016 – Matrix Service Company (Nasdaq: MTRX), a leading contractor to the energy, power and industrial markets across North America, today reported its financial results for its second quarter and six months ended December 31, 2015.

Key highlights:

•
Consolidated gross profit for the three and six months ended December 31, 2015 was $30.0 million and $64.6 million compared to $16.0 million and $44.3 million for the same periods in fiscal 2015, respectively

•
Consolidated revenue for the three and six months ended December 31, 2015 was $323.5 million and $642.9 million compared to $342.9 million and $664.6 million for the same periods in fiscal 2015, respectively

•	Unexpected client bankruptcy results in $5.2 million bad debt charge, reducing second quarter earnings per share by $0.12 to $0.20

•	Company completes acquisition of internationally-based Baillie Tank Equipment

•	Total liquidity increased to $215.6 million at December 31, 2015, a fiscal 2016 increase of $40.8 million or 23.3%

•	Financial strength, strategic focus and market position creates opportunity for long-term expansion

"We had another solid operating quarter overall and results were in line with our expectations, excluding various close-out costs on the Garrison Energy Center project as well as a bad debt charge resulting from an unexpected client bankruptcy. This performance was achieved despite slower ramp ups on certain projects in the quarter and the continued weakening of our industrial segment end markets,” said John Hewitt, President and CEO. “As a result of slower project ramp ups, revenue and profit recognition gets shifted across future quarters without necessarily changing the ultimate outcome. This shift in timing, along with the weakening industrial segment and the bad debt charge, requires that we adjust our guidance.”

"As discussed in prior periods, bidding opportunities in our Electrical Infrastructure, Storage Solutions and Oil Gas & Chemical segments continue to be robust. The combination of today’s regulatory environment and current market conditions have some owners taking a more cautious approach to the timing of awards, especially on larger projects, but the projects themselves remain critical to our clients' infrastructure,” he said.

Despite the challenges, Hewitt also sees significant opportunity for growth. “Our position in the market, our conservative approach to managing our balance sheet and our deliberate, measured approach to diversification has and will continue to serve us well,” he said. “The company’s financial position is strong and, as such, allows us to continue with our strategic growth plans as evidenced by the recently announced acquisition of Baillie Tank Equipment. Additionally, it enables us to take advantage of larger acquisition opportunities."
Second Quarter Fiscal 2016 Results
Consolidated revenue was $323.5 million for the three months ended December 31, 2015, compared to consolidated revenue of $342.9 million in the same period in the prior fiscal year. On a segment basis, consolidated revenue increased in the Electrical Infrastructure segment by $32.9 million. This increase was offset by decreased revenue in the Industrial, Oil Gas & Chemical and Storage Solutions segments of $30.7 million, $14.0 million and $7.6 million, respectively.
Consolidated gross profit increased from $16.0 million in the three months ended December 31, 2014 to $30.0 million in the three months ended December 31, 2015. Gross margins were 9.3% in the three months ended December 31, 2015 compared to 4.7% for the three months ended December 31, 2014. Fiscal 2016 gross profit was negatively impacted by the $5.4 million Garrison Energy Center project charge discussed above. Our share of the project charge reduced second quarter of fiscal 2016 net income by $2.0 million and fully diluted earnings per share by $0.07 to $0.20. In the prior fiscal year, we recorded a charge on this project which reduced gross profit by $22.9 million, net income by $7.9 million and fully diluted earnings per share by $0.29 to $0.12.

A non-routine bad debt charge of $5.2 million from an unexpected client bankruptcy increased consolidated SG&A expenses to $25.1 million in the three months ended December 31, 2015 compared to $19.6 million in the same period a year earlier.
Six Month Fiscal 2016 Results
Consolidated revenue for the six months ended December 31, 2015 was $642.9 million compared to $664.6 million in the same period a year earlier, a decrease of $21.7 million, or 3.3%. On a segment basis, consolidated revenue increased in the Electrical Infrastructure, Storage Solutions and Oil Gas & Chemical segments by $42.8 million, $3.3 million and $1.1 million, respectively. These increases were offset by a reduction in the Industrial segment of $68.9 million.
Consolidated gross profit increased from $44.3 million in the six months ended December 31, 2014 to $64.6 million in the six months ended December 31, 2015. Gross margins were 10.0% in the six months ended December 31, 2015 compared to 6.7% for the six months ended December 31, 2014. Fiscal 2016 gross profit was reduced due to a $5.5 million project charge related to the Garrison Energy Center. Our share of the project charge reduced fiscal 2016 net income by $2.0 million and fully diluted earnings per share by $0.07 to $0.56. In the prior fiscal year, we recorded charges on this project which reduced gross profit by $26.2 million, net income by $9.0 million and fully diluted earnings per share by $0.33 to $0.34.
A non-routine bad debt charge of $5.2 million from an unexpected client bankruptcy increased consolidated SG&A expenses to $44.6 million compared to $39.5 million in the same period a year earlier.
Backlog
Backlog at December 31, 2015 was $1.12 billion, compared to $1.28 billion at September 30, 2015 and $1.42 billion at June 30, 2015. Project awards totaled $177.9 million and $372.9 million for the three and six months ended December 31, 2015.
Financial Position
Availability under the Company's credit facility of $133.2 million along with the Company's cash balance of $82.4 million provided liquidity of $215.6 million at December 31, 2015, an increase of $40.8 million, or 23.3%, in fiscal 2016.
Earnings Guidance
Primarily as a result of the unexpected bankruptcy discussed above and the timing of revenue ramp up, the Company is reducing fiscal 2016 revenue guidance from between $1.4 billion and $1.6 billion to between $1.3 billion and $1.4 billion and is reducing fiscal 2016 earnings guidance from between $1.45 and $1.75 per fully diluted share to between $1.30 and $1.50 per fully diluted share.

Conference Call Details
In conjunction with the earnings release, Matrix Service Company will host a conference call with John R. Hewitt, President and CEO, and Kevin S. Cavanah, Vice President and CFO. The call will take place at 10:30 a.m. (Eastern) / 9:30 a.m. (Central) on Thursday, February 4, 2016 and will be simultaneously broadcast live over the Internet which can be accessed at the Company’s website at matrixservicecompany.com on the Investors’ page under Conference Calls/Events. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The conference call will be recorded and will be available for replay within one hour of completion of the live call and can be accessed following the same link as the live call.
About Matrix Service Company
Matrix Service Company provides engineering, fabrication, construction and repair and maintenance services to the Electrical Infrastructure, Oil Gas & Chemical, Storage Solutions and Industrial markets.
The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities throughout the United States and Canada.
This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate,” “continues,” “expect,” “forecast,” “outlook,” “believe,” “estimate,” “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those factors discussed in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company's operations and its financial condition. We undertake no obligation to update information contained in this release, except as required by law.
For more information, please contact:
Matrix Service Company
Kevin S. Cavanah
Vice President and CFO
T: 918-838-8822
Email:kcavanah@matrixservicecompany.com

Matrix Service Company
Consolidated Statements of Income
(unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues	$323,529	$342,880	$642,860	$664,563
Cost of revenues	293,524	326,925	578,271	620,229
Gross profit	30,005	15,955	64,589	44,334
Selling, general and administrative expenses	25,070	19,626	44,553	39,458
Operating income (loss)	4,935	(3,671)	20,036	4,876
Other income (expense):
Interest expense	(252)	(300)	(515)	(652)
Interest income	60	308	91	350
Other	(148)	(28)	(202)	29
Income (loss) before income tax expense	4,595	(3,691)	19,410	4,603
Provision for federal, state and foreign income taxes	1,477	1,155	6,553	4,779
Net income (loss)	$3,118	$(4,846)	12,857	(176)
Less: Net loss attributable to noncontrolling interest	(2,313)	(8,132)	(2,515)	(9,376)
Net income attributable to Matrix Service Company	$5,431	$3,286	$15,372	$9,200

Basic earnings per common share	$0.20	$0.12	$0.58	$0.35
Diluted earnings per common share	$0.20	$0.12	$0.56	$0.34
Weighted average common shares outstanding:
Basic	26,721	26,600	26,598	26,535
Diluted	27,248	27,156	27,229	27,154

Matrix Service Company
Consolidated Balance Sheets
(unaudited)
(In thousands)

	December 31, 2015	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$82,431	$79,239
Accounts receivable, less allowances (December 31, 2015— $6,105 and June 30, 2015—$561)	207,425	199,149
Costs and estimated earnings in excess of billings on uncompleted contracts	81,743	86,071
Inventories	2,688	2,773
Income taxes receivable	5,123	579
Other current assets	7,236	5,660
Total current assets	386,646	373,471
Property, plant and equipment at cost:
Land and buildings	32,712	32,746
Construction equipment	89,027	87,561
Transportation equipment	46,991	47,468
Office equipment and software	28,292	28,874
Construction in progress	9,235	5,196
Total property, plant and equipment - at cost	206,257	201,845
Accumulated depreciation	(123,416)	(116,782)
Property, plant and equipment - net	82,841	85,063
Goodwill	70,605	71,518
Other intangible assets	21,986	23,961
Deferred income taxes	3,467	3,729
Other assets	6,603	3,947
Total assets	$572,148	$561,689

Matrix Service Company
Consolidated Balance Sheets (continued)
(unaudited)
(In thousands, except share data)

	December 31, 2015	June 30, 2015
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$109,336	$125,792
Billings on uncompleted contracts in excess of costs and estimated earnings	114,140	96,704
Accrued wages and benefits	18,875	26,725
Accrued insurance	8,898	8,100
Income taxes payable	57	3,268
Other accrued expenses	6,710	6,498
Total current liabilities	258,016	267,087
Deferred income taxes	1,988	1,244
Borrowings under senior credit facility	7,226	8,804
Total liabilities	267,230	277,135
Commitments and contingencies
Stockholders’ equity:
Matrix Service Company stockholders' equity:
Common stock—$.01 par value; 60,000,000 shares authorized; 27,888,217 shares issued as of December 31, 2015, and June 30, 2015; 26,914,918 and 26,440,823 shares outstanding as of December 31, 2015 and June 30, 2015	279	279
Additional paid-in capital	124,168	123,038
Retained earnings	209,766	194,394
Accumulated other comprehensive loss	(9,741)	(5,926)
	324,472	311,785
Less: Treasury stock, at cost— 973,299 shares as of December 31, 2015, and 1,447,394 shares as of June 30, 2015	(16,730)	(18,489)
Total Matrix Service Company stockholders’ equity	307,742	293,296
Noncontrolling interest	(2,824)	(8,742)
Total stockholders' equity	304,918	284,554
Total liabilities and stockholders’ equity	$572,148	$561,689

Matrix Service Company
Results of Operations
(unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Gross revenues
Electrical Infrastructure	$91,398	$58,533	$157,023	$114,206
Oil Gas & Chemical	63,472	76,419	132,431	130,618
Storage Solutions	122,647	129,987	267,217	263,337
Industrial	48,390	79,972	89,725	159,332
Total gross revenues	$325,907	$344,911	$646,396	$667,493
Less: Inter-segment revenues
Electrical Infrastructure	$—	$—	$—	$—
Oil Gas & Chemical	1,932	962	2,580	1,802
Storage Solutions	478	182	812	241
Industrial	(32)	887	144	887
Total inter-segment revenues	$2,378	$2,031	$3,536	$2,930
Consolidated revenues
Electrical Infrastructure	$91,398	$58,533	$157,023	$114,206
Oil Gas & Chemical	61,540	75,457	129,851	128,816
Storage Solutions	122,169	129,805	266,405	263,096
Industrial	48,422	79,085	89,581	158,445
Total consolidated revenues	$323,529	$342,880	$642,860	$664,563
Gross profit (loss)
Electrical Infrastructure	$4,021	$(16,058)	$8,729	$(16,547)
Oil Gas & Chemical	5,971	7,352	11,654	11,738
Storage Solutions	14,426	14,231	34,658	28,749
Industrial	5,587	10,430	9,548	20,394
Total gross profit	$30,005	$15,955	$64,589	$44,334
Operating income (loss)
Electrical Infrastructure	$(723)	$(18,522)	$477	$(22,178)
Oil Gas & Chemical	(3,029)	2,682	(1,613)	3,260
Storage Solutions	6,374	6,627	17,923	13,730
Industrial	2,313	5,542	3,249	10,064
Total operating income	$4,935	$(3,671)	$20,036	$4,876

Matrix Service Company
Consolidated Statements of Cash Flows
(unaudited)
(In thousands)

	Six Months Ended
	December 31, 2015	December 31, 2014
Operating activities:
Net income (loss)	$12,857	$(176)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,720	11,540
Deferred income tax	1,390	1,011
Gain on sale of property, plant and equipment	(37)	(120)
Provision for uncollectible accounts	5,544	451
Stock-based compensation expense	3,509	3,168
Excess tax benefit of exercised stock options and vesting of deferred shares	(3,245)	(1,731)
Other	119	118
Changes in operating assets and liabilities increasing (decreasing) cash, net of effects from acquisitions:
Accounts receivable	(13,820)	(9,243)
Costs and estimated earnings in excess of billings on uncompleted contracts	4,328	3,435
Inventories	85	32
Other assets and liabilities	(8,861)	3,247
Accounts payable	(16,743)	(19,429)
Billings on uncompleted contracts in excess of costs and estimated earnings	17,436	19,174
Accrued expenses	(6,840)	(6,099)
Net cash provided by operating activities	6,442	5,378
Investing activities:
Acquisition of property, plant and equipment	(7,516)	(7,711)
Acquisition	—	(5,551)
Proceeds from asset sales	145	290
Net cash used by investing activities	$(7,371)	$(12,972)

Matrix Service Company
Consolidated Statements of Cash Flows (continued)
(Unaudited)
(In thousands)

	Six Months Ended
	December 31, 2015	December 31, 2014
Financing activities:
Capital contributions from noncontrolling interest	$8,433	$—
Issuances of common stock	457	364
Excess tax benefit of exercised stock options and vesting of deferred shares	3,245	1,731
Advances under credit agreement	2,753	9,272
Repayments of advances under credit agreement	(4,331)	(9,104)
Proceeds from issuance of common stock under employee stock purchase plan	166	134
Repurchase of common stock for payment of statutory taxes due on equity-based compensation	(4,488)	(2,439)
Net cash provided (used) by financing activities	6,235	(42)
Effect of exchange rate changes on cash and cash equivalents	(2,114)	(911)
Increase (decrease) in cash and cash equivalents	3,192	(8,547)
Cash and cash equivalents, beginning of period	79,239	77,115
Cash and cash equivalents, end of period	$82,431	$68,568
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$9,112	$5,905
Interest	$521	$748
Non-cash investing and financing activities:
Purchases of property, plant and equipment on account	$726	$185

Backlog
We define backlog as the total dollar amount of revenue that we expect to recognize as a result of performing work that has been awarded to us through a signed contract, notice to proceed or other type of assurance that we consider firm. The following arrangements are considered firm:

•	fixed-price awards;

•	minimum customer commitments on cost plus arrangements; and

•	certain time and material arrangements in which the estimated value is firm or can be estimated with a reasonable amount of certainty in both timing and amounts.
For long-term maintenance contracts and other established arrangements, we include only the amounts that we expect to recognize into revenue over the next 12 months. For all other arrangements, we calculate backlog as the estimated contract amount less revenue recognized as of the reporting date.

Three Months Ended December 31, 2015

The following table provides a summary of changes in our backlog for the three months ended December 31, 2015:

	Electrical Infrastructure	Oil Gas & Chemical	Storage Solutions	Industrial	Total
	(In thousands)
Backlog as of September 30, 2015	$466,788	$129,038	$593,822	$95,062	$1,284,710
Project awards	51,392	48,813	56,419	21,242	177,866
Project delays and cancellations	—	—	(22,013)	—	(22,013)
Revenue recognized	(91,398)	(61,540)	(122,169)	(48,422)	(323,529)
Backlog as of December 31, 2015	$426,782	$116,311	$506,059	$67,882	$1,117,034

Six Months Ended December 31, 2015

The following table provides a summary of changes in our backlog for the six months ended December 31, 2015:

	Electrical Infrastructure	Oil Gas & Chemical	Storage Solutions	Industrial	Total
	(In thousands)
Backlog as of June 30, 2015	$493,973	$132,985	$670,493	$123,147	1,420,598
Project awards	89,832	113,177	123,984	45,922	372,915
Project delays and cancellations	—	—	(22,013)	(11,606)	(33,619)
Revenue recognized	(157,023)	(129,851)	(266,405)	(89,581)	(642,860)
Backlog as of December 31, 2015	$426,782	$116,311	$506,059	$67,882	$1,117,034